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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES*



                                                  STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                                INCORPORATION OR ORGANIZATION
------------------                                -----------------------------

Ecogen-Bio Inc.                                              Delaware

Ecogen Investments Inc.                                      Delaware

Ecogen-Jerusalem Inc.                                        Delaware

Ecogen-Israel Inc.                                           Delaware

Ecogen Technologies I Incorporated                           Delaware

Ecogen-Bio Germany GmbH                                      Germany

Ecogen Biotechnologies Israel Ltd.                           Israel

Ecogen Israel International Inc.                             Delaware



* All of the subsidiaries listed above are wholly-owned subsidiaries with the exception of Ecogen Technologies I Incorporated of which Ecogen Inc. owns approximately 70% of the outstanding common stock.